McGuireWoods LLP 201 North Tryon Street Charlotte, NC 28202 Phone: 704.343.2000 Fax: 704.343.2300 www.mcguirewoods.com	Exhibit 5.1

December 30, 2019

BofA Finance LLC

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to BofA Finance LLC, a Delaware limited liability company (the “Company”), and Bank of America Corporation, a Delaware corporation (the “Guarantor”), in connection with the Registration Statement on Form S-3 (File No. 333-234425) (the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) by the Company and the Guarantor on November 1, 2019, and Pre-Effective Amendment No. 1 thereto being filed with the Commission by the Company and the Guarantor on or about the date of this opinion letter, to register, under the Securities Act of 1933, as amended (the “Act”), the issuance and sale of debt securities of the Company (the “Debt Securities”) and the guarantee of the Debt Securities by the Guarantor (the “Guarantee,” and together with the Debt Securities, the “Securities”).

The Debt Securities, which include the Company’s debt securities designated as its Senior Medium-Term Notes, Series A (the “Medium-Term Notes”), and the related Guarantee, are to be issued in one or more series from time to time pursuant to a Senior Debt Securities Indenture dated as of August 23, 2016 among the Company, as Issuer, the Guarantor, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented by a First Supplemental Indenture dated as of December 30, 2019 (as so supplemented, and as further supplemented or amended from time to time, the “Indenture”).

In connection with this opinion letter, we have examined the Registration Statement (including the exhibits thereto), the base prospectus relating to the Securities, as supplemented by the prospectus supplement relating to the Medium-Term Notes, both of which are contained in the Registration Statement (the base prospectus, as so supplemented by the prospectus supplement, as

BofA Finance LLC

Bank of America Corporation

December 30, 2019

either document may be superseded or replaced from time to time, the “Prospectus”), certificates of public officials and of officers of the Company and the Guarantor, and originals or copies of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter, including resolutions of the Company’s Board of Managers and the Guarantor’s Board of Directors authorizing the filing of the Registration Statement and the issuance of the Securities, subject to, with respect to each particular issuance of Debt Securities, further specific authorization for such issuance by or pursuant to proper action of the Company’s Board of Managers (such further authorization, the “Authorizing Resolutions”).

As used herein, the term “Applicable Law” means the Delaware Limited Liability Company Act and the Delaware General Corporation Law (including statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the laws of the State of New York, all as in effect on the date hereof.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent we have reviewed and relied upon certificates of the Company or authorized representatives thereof, certificates of the Guarantor or authorized representatives thereof and certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters.

(b) Signatures; Authentic and Conforming Documents; Legal Capacity. The signatures of individuals who have signed the Indenture and the documents required or permitted to be delivered thereunder are genuine and, other than those of individuals signing on behalf of the Company and the Guarantor at or before the date hereof, authorized, all documents submitted to us as originals are authentic, complete and accurate, all documents submitted to us as copies conform to authentic original documents, and all individuals who have signed or will sign the Indenture or other documents submitted to us had the legal capacity to execute any such document.

(c) Organizational Status; Power and Authority. All parties to the Indenture are validly existing and in good standing in their respective jurisdictions of formation and have the capacity and full power and authority to execute, deliver and perform the Indenture and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company or the Guarantor as of the date hereof.

(d) Authorization, Execution and Delivery. The Indenture and the documents required or permitted to be delivered thereunder have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be duly executed and delivered by such parties, except that no such assumption is made as to the Company or the Guarantor as of the date hereof.

BofA Finance LLC

Bank of America Corporation

December 30, 2019

(e) Indenture Binding on Certain Parties. The Indenture is and will be the valid and binding obligation enforceable against the trustee party thereto in accordance with its terms.

(f) Noncontravention. Neither the issuance of the Debt Securities by the Company or of the related Guarantee by the Guarantor, the execution and delivery of the Indenture and the Securities by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, limited liability company agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made as to the Company or the Guarantor as to their respective organizational documents in effect as of the date hereof, (ii) any law or regulation of any jurisdiction applicable to any such party, except that no such assumption is made as to the Company or the Guarantor as to any Applicable Law as of the date hereof, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made as to the Company or the Guarantor as of the date hereof.

(g) Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Debt Securities by the Company or of the Guarantee by the Guarantor or to the execution and delivery of the Indenture by the parties thereto or the performance by such parties of their obligations thereunder will have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company or the Guarantor as of the date hereof.

Our Opinions

Based solely upon the foregoing, and in reliance thereon, and subject to the qualifications, limitations, exclusions and other assumptions set forth in this opinion letter, we are of the opinion that when (i) Authorizing Resolutions with respect to any Debt Securities, including any Medium-Term Notes, have been duly adopted, (ii) the terms and form of such Debt Securities and the terms of their issuance and sale have been established in conformity with the Authorizing Resolutions and the Indenture, (iii) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and any applicable supplement(s) to the Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting, distribution or similar agreement(s) and (v) either (A) such Debt Securities have been completed, executed, authenticated and delivered, or (B) in the case of Medium-Term Notes represented by a master global note, such master global note has been duly executed by the Company and authenticated by the trustee under the Indenture and the trustee has made the appropriate entries or notations on an applicable schedule to the master global note identifying the Debt Securities as supplemental obligations thereunder in accordance with the instructions of the Company, and in each case in accordance with the provisions of the Indenture, such Debt Securities will constitute the legal, valid and binding

BofA Finance LLC

Bank of America Corporation

December 30, 2019

obligations of the Company, enforceable against the Company in accordance with their terms, and the Guarantee thereof will constitute the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters:

(a) Indemnification. The enforceability of any agreement of the Company or the Guarantor as may be included in the terms of the Indenture relating to indemnification, contribution or exculpation from costs, expenses or other liabilities, which agreement is contrary to public policy or applicable law.

(b) Jurisdiction, Venue, etc. The enforceability of any agreement of the Company or the Guarantor in the Indenture to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York), to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement of the Company or the Guarantor regarding the choice of law governing the Indenture (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such agreement that the laws of the State of New York shall govern).

(c) Certain Laws. The following state laws, and regulations promulgated thereunder, and the effect of such laws and regulations, on the opinions expressed herein: securities (including Blue Sky laws).

(d) Remedies. The enforceability of any provision in the Indenture to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

BofA Finance LLC

Bank of America Corporation

December 30, 2019

(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

(d) Currency Conversion. We advise you that a judgment for money relating to any obligation under Debt Securities denominated in a currency other than United States dollars ordinarily would be rendered or enforced only in United States dollars by a court of the State of New York or a United States court sitting in the State of New York and applying New York law. The method used to determine the rate of conversion of a foreign currency into United States dollars will depend on various factors.

Miscellaneous

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In addition, if a supplement to the Prospectus relating to the offer and sale of any particular Medium-Term Note or Medium-Term Notes and the related Guarantee is filed by the Company and the Guarantor with the Commission on a future date, and the supplement contains a reference to us and our opinion substantially in the form set forth below, we consent to including that opinion as part of the Registration Statement and further consent to the reference to our name in the opinion:

In the opinion of McGuireWoods LLP, as counsel to the Company and the Guarantor, [when the notes offered hereby have been completed and executed by the Company, and authenticated by the trustee in accordance with the provisions of the indenture governing the notes and the related guarantee] [when the trustee has made the appropriate entries or notations on the applicable schedule to the master global note that represents the notes (the “master note”) identifying the notes offered hereby as supplemental obligations thereunder in accordance with the instructions of the Company and the provisions of the indenture governing the notes and the related guarantee], and the notes have been delivered against payment therefor as contemplated in this [pricing supplement] and the related prospectus and prospectus supplement, such notes will be the legal, valid and binding obligations of the Company, and the related guarantee will be the legal, valid and binding obligation of the Guarantor, subject, in each case, to the effects of applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally, and to general principles of equity. This opinion is given as of the date of this [pricing supplement] and is limited to the laws of the State of New York and the Delaware Limited Liability Company Act and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture

BofA Finance LLC

Bank of America Corporation

December 30, 2019

governing the notes [and due authentication of the master note], the validity, binding nature and enforceability of the indenture governing the notes and the related guarantee with respect to the trustee, the legal capacity of individuals, the genuineness of signatures, the authenticity of all documents submitted to McGuireWoods LLP as originals, the conformity to original documents of all documents submitted to McGuireWoods LLP as copies thereof, the authenticity of the originals of such copies and certain factual matters, all as stated in the letter of McGuireWoods LLP dated December 30, 2019, which has been filed as an exhibit to Pre-Effective Amendment No. 1 to the Registration Statement (File No. 333-234425) of the Company and the Guarantor, filed with the Securities and Exchange Commission on December 30, 2019. [This opinion is also subject to the limitations, as stated in such letter, of the enforcement of Medium-Term Notes denominated or payable in a currency other than U.S. dollars.]

In giving this consent, we do not admit thereby that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ McGuireWoods LLP